Exhibit 1.1

Execution Version

BIODELIVERY SCIENCES INTERNATIONAL, INC.

12,000,000 Shares of Common Stock

(par value $0.001 per share)

Underwriting Agreement

April 11, 2019

Cantor Fitzgerald & Co.

SunTrust Robinson Humphrey, Inc.

As Representatives of the several

Underwriters listed in Schedule A

hereto

c/o Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

c/o SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, GA 30326

Ladies and Gentlemen:

BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 10,000,000 shares of its common stock, par value $0.001 per share (the “Shares”), and Broadfin Healthcare Master Fund, Ltd. (the “Selling Shareholder”), proposes to sell to the Underwriters an aggregate of 2,000,000 Shares. The 10,000,000 Shares to be issued and sold by the Company and the 2,000,000 Shares to be sold by the Selling Shareholder are collectively referred to herein as the “Firm Shares.” In addition, the Selling Shareholder proposes to sell to the Underwriters, subject to the terms and conditions stated herein, up to an additional 1,800,000 Shares (the “Option Shares”), if and to the extent that the Representatives (as defined below) shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Option Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and, if and to the extent such option is exercised, the Option Shares, are collectively called the “Offered Shares.” Cantor Fitzgerald & Co. (“Cantor”) and SunTrust Robinson Humphrey, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-228292, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder

(collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated April 10, 2019 describing the Offered Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.

As used herein, “Applicable Time” is 8:50 a.m. (New York time) on April 11, 2019. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified on Schedule B hereto (each, an “Issuer Free Writing Prospectus”) and the pricing information set forth on Schedule C hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any Road Show or investor presentations made to investors by the Company (whether in person or electronically).

All references in this Underwriting Agreement (this “Agreement”) to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be.

All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 4(n).

In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary.

The Company hereby confirms its agreement with the Underwriters as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date of this Agreement, the Applicable Time, the First Closing Date (as hereinafter defined) and each Option Closing Date (as hereinafter defined), if any, as follows:

(a) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(B)(7)(C)(i). Each document incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(b) Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. The Registration Statement, (a) at the time it initially became effective and (b) at the time of each amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), conformed and will conform, and the Prospectus (a) on its date, (b) at the time of filing the Prospectus pursuant to Rule 424(b) and (c) as of the Closing Date, and any

further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the time of each sale of the Offered Shares and at the First Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 11(a). There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c) Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and each Issuer Free Writing Prospectus identified on Schedule B hereto does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Time of Sale Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 11(a) Each Road Show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Market Capitalization. At the time the Registration Statement originally became effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met the then applicable requirements for the use of Form S-3 under the Securities Act, including General Instruction I.B.1 of Form S-3. The Company satisfies the pre-1992 eligibility requirements for the use of a registration statement on Form S-3 in connection with this offering (the pre-1992 eligibility requirements for the use of the registration statement on Form S-3 include (i) having a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of 36 months). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(e) Distribution of Offering Material by the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 3 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives, and any Issuer Free Writing Prospectus identified on Schedule B hereto.

(f) Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with GAAP (as defined below) applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries (as defined below) do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and the Issuer Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Prospectus Supplement Summary—Summary Selected Financial Data,” “Selected Financial Data” and “Capitalization” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) Conformity with EDGAR Filing. The Preliminary Prospectus and Final Prospectus delivered to the Underwriters for use in connection with the sale of the Offered Shares pursuant to this Agreement will be identical to the versions of the Preliminary Prospectus and Final Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(h) Organization. The Company and each of its Subsidiaries (i) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdiction of organization, and have all power and authority necessary to own their respective properties and conduct their businesses as described in the Time of Sale Prospectus, and (ii) have been duly qualified for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties or conduct any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means material adverse change, or any development involving a prospective material adverse change, in or affecting (i) the general affairs, business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under this Agreement. Other than as set forth on exhibit 21.1 to the Annual Report, the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (A) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (B) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(i) Subsidiaries. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(j) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any Law of any Governmental Authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would reasonably be expected to have a Material Adverse Effect.

(k) No Material Adverse Effect. Except as set forth, incorporated by reference or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, (i) none of the Company or any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court or arbitrator or Governmental Authority; (ii) there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (iii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, taken as a whole that would reasonably be expected to have a Material Adverse Effect.

(l) Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The description of the securities of the Company in the Registration Statement, the Time of Sale Prospectus and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement, the Time of Sale Prospectus or the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(m) Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles.

(n) Authorization of the Offered Shares. The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Offered Shares, when issued, will conform to the description thereof set forth in or incorporated into the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o) No Consents Required. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of the Prospectus Supplement and any other filings as may be required by any state securities agencies), any Governmental Authority or any regulatory or self-regulatory agency (other than filings required to be made with NASDAQ) or any other Person in order for it to execute, deliver or perform any of its or their obligations under or contemplated by this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date.

(p) No Preferential Rights. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or except as otherwise waived in writing prior to the date hereof, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered Shares as contemplated thereby or otherwise.

(q) Independent Public Accounting Firm. Cherry Bekaert LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, are and, during the periods covered by their report, were an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(r) Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable against the Company and, to the knowledge of the Company, against other third parties thereto, in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities Laws or public policy considerations in respect thereof.

(s) No Litigation. Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no actions, suits or proceedings by or before any Governmental Authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any Governmental Authority, to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject that, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any Governmental Authority or threatened by others; and (i) there are no current or pending audits, investigations, actions, suits or proceedings by or before any Governmental Authority that are required under the Securities Act to be described in the Time of Sale Prospectus or Prospectus that are not so described; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

(t) Medicare and Medicaid Programs. To the extent required in connection with their respective businesses, each of the Company and its subsidiaries has the requisite provider number or other authorization to bill the Medicare program and the respective Medicaid program in the state or states in which such entity operates unless failure to maintain such provider number or other authorization would not be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is subject to any pending or, to the Company’s knowledge, threatened or contemplated action which could reasonably be expected to result either in a revocation of any provider number or authorization or in the Company’s or any subsidiary’s exclusion from the Medicare or any state Medicaid programs; the Company’s and each of its subsidiaries’ business practices have been structured in a manner reasonably designed to comply with the federal or state Laws governing Medicare and state Medicaid programs, including Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, and the Company reasonably believes that it is in compliance with such Laws; the Company and its subsidiaries have taken reasonable actions designed to ensure that they do not: (i) violate the False Claims Act, 31 U.S.C. §§ 3729-3733 or (ii) allow any individual with an ownership or control interest (as defined in 42 U.S.C. § 1320a-3(a)(3)) in the Company or any of its subsidiary or have any officer, director or managing employee (as defined in 42 U.S.C. § 1320a-5(b)) of the Company or any of its subsidiaries who would be a person excluded from participation in any federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) as described in 42 U.S.C. § 1320a-7(b)(8); and the Company and its subsidiaries have structured their respective businesses practices in a manner reasonably designed to comply with the federal and state Laws regarding physician ownership of (or financial relationship with), and referral to, entities providing healthcare-related goods or services, and with Laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of healthcare-related goods or services, and the Company reasonably believes that it and its subsidiaries are in compliance with such Laws.

(u) Consents and Permits. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries (i) are and at all times have been in compliance with all federal, state, local and foreign statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, handling, marketing, labeling, advertising, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, subject to an approved New Drug Application, or manufactured or distributed by or on behalf of the Company or its Subsidiaries, including, without limitation, the Federal Food, Drug, and Cosmetic Act and the Controlled Substances Act (“Industry Laws”); (ii) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other similar correspondence or notice from the U.S. Food and Drug Administration (the “FDA”), the Drug Enforcement Administration (the “DEA”) or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting noncompliance with any Industry Laws or any licenses, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Industry Laws (“Healthcare Permits”); (iii) possess all Healthcare Permits, which are valid and in full force and effect, and are not in violation of any term of any such Healthcare Permit, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any Healthcare Permit or results in any other impairment of the rights of the holder of any Healthcare Permit; (iv) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Industry Laws or Healthcare Permits, and have no knowledge that the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) have not received notice that the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Healthcare Permit, and have no knowledge that the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (vi) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Industry Laws or Healthcare Permits, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) have not, either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued, any recall, correction, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the knowledge of the Company, no third party has initiated, conducted or intends to initiate any such notice or action, except, in each of (i)–(vi) above, as would not reasonably be expected, in whole or in part, individually or in the aggregate, to result in a Material Adverse Effect.

(v) Compliance with Healthcare Laws. (i) Each of the Company, its Subsidiaries, their directors and officers and, to the knowledge of the Company, their employees and agents is, and at all times has been, in compliance with all applicable healthcare laws and regulations, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), and the Food Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, and any other state or federal law, accreditation standards, regulation, guidance document, manual provision, program memorandum, opinion letter, or other issuance which regulates kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care or pharmaceutical services (collectively, the “Health Care Laws”); (ii) neither the Company, any of its Subsidiaries, their directors and officers nor, to the knowledge of the Company, any employee, agent or affiliate of the Company or any of its Subsidiaries, have committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other governmental or regulatory authority to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” or similar policies, set forth in any Health Care Law; (iii) neither the Company, any of its Subsidiaries, their directors and officers nor, to the knowledge of the Company, any employee, agent or affiliate of the Company or any of its Subsidiaries has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under any Health Care Law, including, without limitation, 21 U.S.C. Section 335a; (iv) no claims, actions, proceedings or investigations that would reasonably be expected to result in such a debarment or exclusion are pending or, to the knowledge of the Company, threatened, against the Company, its Subsidiaries, their directors and officers or, to the knowledge of the Company, any employee, agent, employee or affiliate of the Company or any of its Subsidiaries; (v) neither the Company nor any of its Subsidiaries has received any notification, correspondence or any other written or oral communication from any governmental or regulatory entity (including, without limitation, the FDA, DEA, the Centers for Medicare and Medicaid Services, and the Department of Health and Human Services Office of Inspector General) of potential or actual non-compliance by, or liability of, the Company or any of its Subsidiaries under any Health Care Law; (vi) neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory entity; and (vii) the manufacture of Company’s and its Subsidiaries products by or on behalf of the Company and/or its Subsidiaries is being conducted in compliance in all respects with all applicable Laws, including, without limitation, the FDA’s current good manufacturing practice regulations for products in the United States, and the respective counterparts thereof promulgated by governmental and regulatory authorities in countries outside the United States, except, in each of (i)–(vii) above, as would not reasonably be expected, in whole or in part, individually or in the aggregate, to result in a Material Adverse Effect.

(w) Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries own, possess, have a license to or have adequate rights to use on reasonable terms, all patents, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, or other intellectual property including registrations and applications for registration thereof (collectively “Intellectual Property”) necessary to carry on the business now operated by them or as described in the Registration Statement, Time of Sale Prospectus or the Prospectus to be operated by them. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property except as to third parties who have granted the Company a license thereto, (ii) to the Company’s knowledge, there is no material infringement, misappropriation or other violation by third parties of any such Intellectual Property, (iii) neither the Company nor any of its Subsidiaries has received any notice of or is otherwise aware of any infringement or misappropriation of, or conflict with, asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or unenforceable in whole or in part, or otherwise inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity, unenforceability or inadequacy, in whole or in part, that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (iv) none of the Intellectual Property used by the Company in its business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, in violation of the rights of any third parties, (v) the Company is not aware of any facts that it believes would form a reasonable basis for a successful challenge that any of its employees are in or have ever been in violation of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where such violation relates to such employee’s breach of a confidentiality obligation, obligation to assign to the company Intellectual Property, or obligation not to use third party Intellectual Property or other proprietary rights on behalf of the Company and (vi) the Company is not a party to or bound by any options, licenses or other agreements with respect to the Company’s or any third party’s Intellectual Property that are required to be set forth in the Registration Statement, but are not described in all material respects therein.

(x) Clinical Trials. The preclinical and clinical trials conducted by or on behalf of the Company and its Subsidiaries were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Industry Laws and Healthcare Permits; (ii) the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; (iii) except to the extent disclosed in Registration Statement, the Time of Sale Prospectus and the Prospectus, the

Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and (iv) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since December 31, 2013, the Company has not received any notices or correspondence from the FDA or any other federal, state, local or foreign governmental or regulatory authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(y) No Material Defaults. Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(z) Certain Market Activities. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(aa) Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(bb) No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Offered Shares.

(cc) Taxes. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

(dd) Title to Real and Personal Property. Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company and its Subsidiaries do not own any real property and have good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(ee) Environmental Laws. Except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and, to the Company’s knowledge, there are no pending investigations which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(ff) Internal Controls. The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Company’s internal control over financial reporting is effective and there are no material weaknesses or significant deficiencies in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) Disclosure Controls. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Annual Report (such date, the “Evaluation Date”). The Company presented in its Annual Report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective.

(hh) Sarbanes-Oxley. The Company and each Subsidiary is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act, and any and all applicable rules and regulations promulgated by the SEC thereunder.

(ii) Brokers. Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(jj) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. The Company and its Subsidiaries are in compliance with all applicable federal, state, local foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(kk) Investment Company Act. Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering of the Offered Shares and the application of the proceeds thereof as described in the Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company”, as each such term is defined in the Investment Company Act of 1940, as amended.

(ll) Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the Prospectus and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(nn) ERISA. To the knowledge of the Company, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(oo) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(pp) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(qq) Margin Rules. Neither the issuance, sale and delivery of the Offered Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

(ss) No Improper Practices. (i) Neither the Company nor the Subsidiaries, nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable Law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable Law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or stockholders of the Company or any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not so described; (iv) except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services.

(tt) Anti-Corruption. Neither the Company nor any of its Subsidiaries nor any director, officer, agent or employee of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(uu) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or bylaws of the Company, or the certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company’s Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of NASDAQ and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

(vv) Sanctions.

(i) The Company represents that, neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or any director, officer or employee of the Entity, or, to the knowledge of the Entity, any agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (vv), “Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (as amended, collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including Cuba, Iran, North Korea, Syria and the Crimea Region of the Ukraine) (the “Sanctioned Countries”).

(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus, for the past 5 years, it has not engaged in, is not now engaging in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or is or was a Sanctioned Country.

(ww) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(xx) Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on The NASDAQ Capital Market (the “NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of NASDAQ.

(yy) Related-Party Transactions. Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no transactions between the Company or any of its Subsidiaries, on the one hand, and affiliates of the Company or any of its Subsidiaries, on the other hand.

(zz) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors, to the Company’s knowledge, and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Offered Shares is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules is true, complete and correct.

(aaa) Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons listed on Exhibit B. Such Exhibit B lists under an appropriate caption the directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representatives a Lock-up Agreement.

(bbb) Cybersecurity. (i) Except as may be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (x) to the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected, in the case of this clause (ii), individually or in the aggregate, to result in a Material Adverse Change; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(ccc) No Contract Terminations. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(ddd) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Offered Shares to be sold to the Underwriters hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby,

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 8(d), Section 8(e) and Section 8(f), counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter as of the date of this Agreement, the Applicable Time, the First Closing Date (as hereinafter defined) and each Option Closing Date (as hereinafter defined), if any, as follows:

(a) Accurate Disclosure. None of the information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood and agreed that the only such information furnished by or on behalf of the Selling Shareholder consists solely of the information relating to the Selling Shareholder under the caption “Selling Shareholder” in the Time of Sale Prospectus and the Prospectus (the “Selling Shareholder Information”); the Selling Shareholder is not prompted to sell the Securities to be sold by the Selling Shareholder hereunder by any material non-public information concerning the Company or any subsidiary of the Company which is not set forth in the Time of Sale Prospectus or the Prospectus.

(b) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(c) Noncontravention. The execution, delivery and performance of this Agreement and the sale and delivery to the Underwriters of the Securities to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein, do not and will not, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Shareholder, if applicable, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties, except in all cases described above as would not, individually or in the aggregate, reasonably be expected to materially impact the Selling Shareholder’s ability to perform its obligations under this Agreement.

(d) Valid Title. At the First Closing Date or Option Closing Date, as applicable, the Selling Shareholder will have valid title to the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances.

(e) Delivery of Shares. Upon payment of the purchase price for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares to be sold by the Selling Shareholder in the name of Cede or such other nominee, and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Shares and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that neither DTC nor any Underwriter has “notice of any adverse claim” to the Shares to be sold by the Selling Shareholder within the meaning of Sections 8-303(a)(2) and 8-105 of the UCC, and that when such payment, delivery (if necessary) and crediting occur, (I) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(f) Absence of Manipulation. The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(g) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except (a) such as have been already obtained or as may be required under the Securities Act, the rules of NASDAQ, state securities or blue sky laws or the rules of FINRA or (b) such as would not, individually or in the aggregate, reasonably be expected to materially impact the Selling Shareholder’s ability to perform its obligations under this Agreement.

(h) No Registration or Other Similar Rights. The Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement other than those rights that have been disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) No Free Writing Prospectuses. The Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405).

(j) No Association with FINRA. The Selling Shareholder is not (i) an owner of stock or other securities of a Participating FINRA Member, (ii) an Affiliate of a member firm of FINRA, (iii) an Associated Person of a Participating FINRA Member, (iv) a member of the Immediate Family of an Associated Person of a Participating FINRA Member, or (v) an Underwriter or Related Person with respect to the offer or sale of the Shares. All defined terms used in this paragraph that are not defined herein have the meaning set forth in the FINRA Rules and FINRA By-laws.

(k) Employee Benefit Plan. The Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101 or otherwise.

Any certificate signed by the Selling Shareholder and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Shares shall be deemed a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby.

The Selling Shareholder has a reasonable basis for making each of the representations set forth in this Section 2. The Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 8(d), counsel to the Selling Shareholder, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3. Purchase, Sale and Delivery of the Offered Shares.

(a) The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 10,000,000 Firm Shares and the Selling Shareholder agrees to sell to the several Underwriters 2,000,000 Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholder, as applicable, the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company or the Selling Shareholder, as applicable, shall be $4.80 per share.

(b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, CA 92130, (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. Eastern time, on April 15, 2019, or such other time and date not later than 5:00 p.m. Eastern time, on April 21, 2019, as the Representatives shall designate by notice to the Company and Selling Shareholder (the time and date of such closing are called the “First Closing Date”). The Company and Selling Shareholder each hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 13.

(c) The Option Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Shareholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,800,000 Option Shares from the Selling Shareholder at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company and Selling Shareholder, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which certificates for the Option Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Option Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representatives and shall not be earlier than three or later than five full Business Days after delivery of such notice of exercise. If any Option Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) the Selling Shareholder agrees to sell the number of Option Shares set forth in the paragraph “Introductory” of this Agreement (subject to such adjustments to eliminate fractional shares as the Representatives may determine). The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Shareholder.

(d) Public Offering of the Offered Shares. The Representatives hereby advise the Company and the Selling Shareholder that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Offered Shares. (i) Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company and Selling Shareholder, as applicable. (ii) It is understood that the Representatives have been authorized, for their own respective accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Cantor, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters certificates for the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Selling Shareholder shall deliver, or cause to be delivered through the facilities of DTC unless the Representatives shall otherwise instruct, to the Representatives for the accounts of the several Underwriters, certificates for the Firm Shares or Option Shares, as applicable, the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. If the Representatives so elect, delivery of the Offered Shares may be made by credit to the accounts designated by the Representatives through The Depository Trust Company’s full fast transfer or DWAC programs. The certificates for the Offered Shares shall be registered in such names and denominations as the Representatives shall have requested at least two full Business Days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the Business Day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

4. Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the Business Day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representatives’ prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent which consent shall not be unreasonably withheld, delayed or conditioned. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, which shall not be unreasonably withheld, delayed or conditioned. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

(d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable Law, the Company shall (subject to Section 4(b) and Section 4(c)) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable Law.

(f) Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable Law, the Company agrees (subject to Section 4(b) and Section 4(c)) to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable Law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 4(b) or Section 4(c).

(h) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky Laws or Canadian provincial securities Laws of those jurisdictions designated by the Representatives, shall comply with such Laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(k) Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder provided, however, that the requirements of this section shall be satisfied to the extent that such earnings statement is available on EDGAR.

(l) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NASDAQ all reports and documents required to be filed under the Exchange Act.

(m) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares on the NASDAQ.

(n) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one Business Day from the effective date of this Agreement, to the Underwriters, an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it became effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(o) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 60th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Cantor (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares and with respect to a registration statement on Form S-8 registering shares of common stock under an equity incentive plan); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby and (B) issue Shares or options to purchase Shares, or issue Shares upon (1) exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement and (2) upon exercise or conversion of any preferred stock or warrants outstanding as of the Time of Sale, in each case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.

(p) Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to the Representatives, c/o Cantor Fitzgerald & Co., at 499 Park Avenue, New York, New York 10022, Attention: Equity Capital Markets, with copies to Cantor Fitzgerald & Co., 499 Park Avenue, New York, New York 10022, Attention: General Counsel and c/o SunTrust Robinson Humphrey, Inc., at 3333 Peachtree Road NE, 11th Floor, Atlanta, GA 30326, Attention: Equity Capital Markets, with copies to SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, GA 30326, Attention: General

Counsel: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 4(p) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(q) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(r) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will use reasonable best efforts to ensure that no affiliate of the Company will take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall use reasonable best efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(s) Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including “lock-up” agreements entered into by the Company’s officers, directors and stockholders pursuant to Section 8(k) hereof.

(t) Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus; provided, however, that the requirements of this Section 3(t) shall be satisfied to the extent that such financial statements are available to EDGAR.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

5. Additional Covenants of the Selling Shareholder.

The Selling Shareholder further covenants and agrees with each Underwriter as follows:

(a) The Selling Shareholder has furnished to the Representatives, on or prior to the date hereof, a lock-up letter, as described in Section 8(k) hereof, which has been be duly authorized, executed and delivered by the Selling Shareholder.

(b) The Selling Shareholder will promptly advise the Representatives and, if requested by the Representatives, will confirm such advice in writing, so long as delivery of a prospectus relating to the Offered Shares by an underwriter or dealer may be required under the Securities Act, any change in the Selling Shareholder Information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus relating to the Selling Shareholder that would cause the Registration Statement, the Time of Sale Prospectus or the Prospectus to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Selling Shareholder will not take, directly or indirectly, any action designed, or that might be reasonably expected, to cause or result in stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of the Offered Shares or otherwise.

(d) The Selling Shareholder shall deliver to the Representatives, prior to the Closing Date, a properly completed and executed U.S. Treasury Department Form W-9.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.

6. Payment of Expenses.

(a) Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the reasonable and documented fees and expenses incurred by the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky Laws or the provincial securities Laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, in an amount not to exceed $7,500, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares, including any related filing fees and the reasonable and documented legal fees of, and disbursements by, counsel to the Underwriters, in an amount not to exceed $15,000, (viii) the costs and expenses of the Company relating to investor presentations on any “road show undertaken in connection with the offering of the Shares, including expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, all travel and lodging expenses of employees and officers of the Company and any such consultants, (ix) the fees and expenses associated with listing the Offered Shares on the NASDAQ, and (x) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement. Any such amount payable to the Underwriters may be deducted from the purchase price for the Offered Shares. Except as provided in this Section 6 or in Section 9, Section 11 or Section 12, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

(b) Expenses of the Selling Shareholder. The Company will pay all expenses incident to the performance of the Selling Shareholder’s obligations under, and the consummation of the transactions contemplated by, this Agreement, including the reasonable fees and disbursements of its counsel. The Selling Shareholder will pay (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and its transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the underwriting discounts and commissions attributable to the sale of the Securities to be sold by the Selling Shareholder.

7. Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

8. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Option Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option Shares, as of each Option Closing Date as though then made, to the timely performance by the Company and Selling Shareholder, as applicable, of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letter. On the date hereof, the Representatives shall have received from Cherry Bekaert LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For a period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option Shares purchased after the First Closing Date, each Option Closing Date:

(i) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(ii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Effect or Ratings Agency Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option Shares purchased after the First Closing Date, each Option Closing Date, in the judgment of the Representatives there shall not have occurred any material adverse change in the authorized capital stock of the Company or any Material Adverse Effect or any development that would reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above.

(d) Opinion of Counsel. On each of the First Closing Date and each Option Closing Date the Representatives shall have received (i) the opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Company, (ii) the opinion of Goodwin Procter LLP, counsel for the Selling Shareholder and (iii) the opinion of The Maples Group, Cayman Islands counsel for the Selling Shareholder, dated as of such date, in form and substance satisfactory to the Representatives.

(e) Opinion of Intellectual Property Counsel. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Womble Bond Dickinson (US) LLP, counsel for the Company with respect to intellectual property matters, dated as of such date, in form and substance satisfactory to the Representatives.

(f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Representatives, dated as of such date.

(g) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 8(b)(ii) and further to the effect that:

(i) for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Effect;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(h) Selling Stockholder’s Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Selling Shareholder, dated as of such date, to the effect set forth in Section 8(b)(ii) and further to the effect that:

(i) the representations, warranties and covenants of the Selling Shareholder set forth in Section 2 are true and correct with the same force and effect as though expressly made on and as of such date; and

(ii) the Selling Shareholder has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(i) Chief Financial Officer’s Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Financial Officer of the Company, dated as of such date, in the form attached as Exhibit C hereto.

(j) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from Cherry Bekaert LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 8(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(k) Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from the directors and officers (as defined in Rule 16a-1(f) under the Exchange Act) and the Selling Shareholder, and except as may be waived by Cantor each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(l) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(m) NASDAQ. The Company shall have submitted a listing of additional shares notification form to NASDAQ with respect to the Offered Shares and shall have received no objection thereto from NASDAQ.

(n) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 9, and Section 12 shall at all times be effective and shall survive such termination.

9. Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated pursuant to Section 13 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Shares except as provided in Sections 6 and 11 hereof. If this Agreement is terminated by the Representatives pursuant to Section 8 or Section 14, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

10. Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective partners, members, directors, officers, employees and agents, and each person, if any, who controls each Underwriter or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, Time of Sale Prospectus, any free writing prospectus, any Marketing Material or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d)) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed, conditioned or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Underwriter Information (as defined below).

(b) Indemnification of Underwriters by Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, Time of Sale Prospectus, any free writing prospectus, any Marketing Material (or any amendment or supplement to the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d)) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed, conditioned or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above;

provided, however that this indemnity agreement shall only apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the indemnity under this Section 11(b) shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, to the Selling Shareholder from the sale of Offered Shares sold by the Selling Shareholder.

(c) Indemnification of the Company, its Directors and Officers and the Selling Shareholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus (or any amendment or supplement to the foregoing), in reliance upon and in conformity with information relating to such Underwriter and furnished to the Company in writing by such Underwriter or Underwriters expressly for use therein. The Company hereby acknowledges that the only information that the Underwriter or Underwriters has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first sentence of the fifth paragraph and the first sentence of the fifteenth paragraph under the caption “Underwriting” in the Preliminary Prospectus and Prospectus (the “Underwriter Information”).

(d) Notifications and Other Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11(a)(ii) and Section 11(b)(ii) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

12. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company, the Selling Shareholder or the Underwriters, the Company, the Selling Shareholder and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which any indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company or the Selling Shareholder, as applicable, on the one hand and the Underwriters on the other hand. The relative benefits received by the Company or the Selling Shareholder, as applicable, on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Offered Shares (before deducting expenses) received by the Company or the Selling Shareholder, as applicable, bear to the total compensation received by the Underwriters (before deducting expenses) from the sale of Offered Shares on behalf of the Company and the Selling Shareholder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable Law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company or the Selling Shareholder, as applicable, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 12 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 12 shall be deemed to include, for the purpose of this Section 12, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(d). Notwithstanding the foregoing provisions of Section 11 and this Section 12, (i) the Underwriters shall not be required to contribute any amount in excess of the commissions actually received by it under this Agreement, (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the aggregate net proceeds after underwriting commissions and discounts, but before expenses, actually received by it under this Agreement and (iii) no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 12, any person who controls a party to this Agreement within the meaning of the Securities Act, any affiliates of the respective Underwriters and any officers, directors, partners, employees or agents of the Underwriters or their respective affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 12, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 12 except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(d), no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(d).

13. Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6, Section 9, Section 11 and Section 12 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company and Selling Shareholder shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 13. Any action taken under this Section 13 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

14. Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, or North Carolina authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any material adverse change, or any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 14 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 6 or Section 9 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 11 and Section 12 shall at all times be effective and shall survive such termination.

15. No Advisory or Fiduciary Relationship. Each of the Company and Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Shareholder, or their respective stockholders, creditors, employees or any other party, as applicable, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and Selling Shareholder, as applicable, have consulted their own respective legal, accounting, regulatory and tax advisors to the extent the Company and Selling Shareholder, as applicable, deemed appropriate.

16. Representations and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers, the Selling Shareholder and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or the Company or Selling Shareholder, or any of their respective partners, affiliates, officers, directors or employees or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

17. Notices. All communications hereunder shall be in writing and shall be mailed, e-e-mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Cantor Fitzgerald & Co.
499 Park Avenue
New York, NY 10022
Facsimile: (212) 829-4708
Attention: General Counsel

and

SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road NE, 11th Floor
Atlanta, GA 30326
Facsimile: (404) 926-5940
Attention: Equity Syndicate

with a copy to:	Latham & Watkins LLP
12670 High Bluff Drive
San Diego, CA 92130
Facsimile: (858) 523-5450
E-mail: michael.sullivan@lw.com
Attention: Michael Sullivan

If to the Company:	BioDelivery Sciences International, Inc.
4131 ParkLake Avenue, Suite #225
Raleigh, NC 27612
Facsimile: (919) 582-9051
E-mail: jvollins@bdsi.com
Attention: General Counsel

with a copy to:	Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02110
Facsimile: (617) 321-4362
E-mail: rpuopolo@goodwinlaw.com
Attention: Robert E. Puopolo

If to the Selling Shareholder:	Broadfin Healthcare Master Fund, Ltd.
c/o Broadfin Capital LLC
300 Park Avenue, 25th Floor
New York, NY 10022
Facsimile: 212-808-2464
E-mail: kevin@broadfincapital.com
Attention: Kevin Kotler

with a copy to:	Thompson Hine LLP
335 Madison Ave.
New York, NY 10017
Facsimile: (212) 344-6101
E-mail: todd.mason@thompsonhine.com
Attention: Todd E. Mason

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

18. Electronic Notice. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 18 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

19. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the parties referred to in Section 13. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Representatives may assign their respective rights and obligations hereunder to an affiliate thereof without obtaining the Company’s consent.

20. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21. Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Selling Shareholder and the Representatives. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

22. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

23. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

25. Construction.

(a) the section and exhibit headings herein are for convenience only and shall not affect the construction hereof;

(b) words defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the words “hereof,” “hereto,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(e) references herein to any gender shall include each other gender;

(f) references herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder;

(g) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

(h) “knowledge” means, as it pertains to the Company, the actual knowledge of the officers and directors of the Company, together with the knowledge which they would have had if they had conducted a reasonable inquiry of the relevant persons into the relevant subject matter;

(i) “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing;

(j) “Law” means any and all laws, including all federal, state, local, municipal, national or foreign statutes, codes, ordinances, guidelines, decrees, rules, regulations and by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Authority, binding on or affecting the person referred to in the context in which the term is used and rules, regulations and policies of any stock exchange on which securities of the Company are listed for trading; and

(k) “Business Day” means any day on which NASDAQ and commercial banks in the City of New York are open for business.

26. General Provisions.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including the indemnification provisions of Section 11 and the contribution provisions of Section 12, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 11 and Section 12 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholder and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Selling Shareholder and the Underwriters.

Very truly yours,

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Herm Cukier
Name: Herm Cukier
Title: Chief Executive Officer

BROADFIN HEALTHCARE MASTER FUND, LTD.

By:	/s/ Kevin Kotler
Name: Kevin Kotler
Title: Director

SIGNATURE PAGE

BIODELIVERY SCIENCES INTERNATIONAL, INC. – UNDERWRITING AGREEMENT

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name: Sage Kelly
Title: Global Head of Investment Banking

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ David Bohn
Name: David Bohn
Title: Managing Director

For itself and the other several Underwriters named in Schedule A to this Agreement.

SIGNATURE PAGE

BIODELIVERY SCIENCES INTERNATIONAL, INC. – UNDERWRITING AGREEMENT

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased	Maximum Number of Option Shares to be Purchased
Cantor Fitzgerald & Co.	6,600,000	990,000
SunTrust Robinson Humphrey, Inc.	4,800,000	720,000
Roth Capital Partners, LLC	300,000	45,000
H.C. Wainwright & Co., LLC.	300,000	45,000

Total	12,000,000	1,800,000

SCHEDULE B

Free Writing Prospectuses Included in the Time of Sale Prospectus

None

SCHEDULE C

Pricing Information

Firm Shares:

10,000,000 shares from the Company

2,000,000 shares from the Selling Shareholder

Option Shares: 1,800,000 shares from the Selling Shareholder

Price to Public: $5.00 per share

Underwriters’ Discount: $0.20 per share

Exhibit A

Form of Lock-up Agreement

Cantor Fitzgerald & Co.

SunTrust Robinson Humphrey, Inc.

As representatives of the several Underwriters

c/o Cantor Fitzgerald & Co.

499 Park Avenue

New York, New York 10022

Attn: Equity Capital Markets

c/o SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, GA 30326

Attn: Equity Capital Markets

Re: Proposed Registered Follow-On Offering by BioDelivery Sciences International, Inc.

Ladies and Gentlemen:

The undersigned, a securityholder and/or officer and/or a director of BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”), understands that Cantor Fitzgerald & Co. (“CF&Co.”) and SunTrust Robinson Humphrey, Inc. (together with CF&Co., the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company relating to the proposed registered follow-on offering (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The undersigned acknowledges that the Representatives are relying on the representations and agreements of the undersigned contained in this lock-up agreement in conducting the Offering and, at a subsequent date, in entering into the Underwriting Agreement and other underwriting arrangements with the Company with respect to the Offering.

In recognition of the benefit that the Offering will confer upon the undersigned as a securityholder and/or officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not (and will cause any immediate family member not to), without the prior written consent of CF&Co., which may withhold its consent in its sole discretion, directly or indirectly, (i) sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a Put Equivalent Position (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or liquidate or decrease any Call Equivalent Position (as defined in Rule 16a-1(b) under the Exchange Act), pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, in each case whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) make any demand for, or exercise any right with respect to the registration of any of the Lock-Up Securities, or the filing of any registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), (iii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iv) publicly announce the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities pursuant to clauses (i) through (iv) below without the prior written consent of the Representatives, provided that (1) prior to any such transfer, the Representatives receive a signed lock-up agreement, substantially in the form of this lock-up agreement, for the balance of the Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) in the case of clauses (i) through (iii) below, such transfers are not required to be reported with the Securities and Exchange Commission (the “Commission”) under the Exchange Act, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts;

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii) pursuant to a qualified domestic order or in connection with a divorce settlement; or

(iv) by will or intestate succession to the legal representative, heir, beneficiary or immediate family of the undersigned upon the death of the undersigned.

Furthermore, notwithstanding the restrictions imposed by this lock-up agreement, the undersigned may, without the prior written consent of the Representatives, (A) exercise an option to purchase shares of Common Stock granted under any stock incentive plan or stock purchase plan of the Company; provided, that the underlying shares of Common Stock received by the undersigned in connection with any such exercise shall continue to be subject to the restrictions on transfer set forth in this lock-up agreement and; provided, further, that the Company shall be the only permitted transferee of shares of Common Stock transferred by the undersigned for the payment of taxes due as a result of any such exercise, (B) sell shares of Common Stock under a trading plan, as in effect as of the date hereof, established pursuant to Rule 10b5-1 under the Exchange Act; provided, that if such sales are required to be reported on a

Form 4 pursuant to Section 16(a) of the Exchange Act during the Lock-Up Period, the undersigned shall disclose in such report that such sale was made pursuant to an existing Rule 10b5-1 trading plan, (C) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock; provided, that such plan does not provide for any transfers of Common Stock during the Lock-Up Period and; provided, further, that no filing with the Commission or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith, and (D) transfer or dispose of shares of Common Stock acquired on the open market following the Offering, provided that no filing by any party under the Exchange Act or other public announcement reporting a reduction in the beneficial ownership of Common Stock held by the undersigned shall be required or shall be made voluntarily in connection with such transfer or disposition (other than a filing on Form 5 made after the expiration of the Lock-Up Period).

The undersigned further agrees that the foregoing provisions shall be equally applicable to any Common Stock the undersigned may purchase or otherwise receive in the Offering.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any shares of Common Stock and/or any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Common Stock, owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any immediate family member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Common Stock The undersigned will not, and will cause any immediate family member not to take, directly or indirectly, any such action.

As used herein, “immediate family” shall mean the spouse, domestic partner, lineal descendant, father, mother, brother, sister, or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin.

The undersigned represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) the Company advising the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the executed Underwriting Agreement being terminated prior to the closing of the Offering (other than the provisions thereof that survive termination), and (iii) April 30, 2019, in the event that the Underwriting Agreement has not been executed by such date.

[Signature Page Follows]

Very truly yours,

Name of Securityholder/Director/Officer (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)

Exhibit B

Parties to Lock-up Agreement

Terry Coelho

Herm Cukier

Todd Davis

Peter Greenleaf

Kevin Kotler

Joseph Lockhart

Francis O’Donnell

Scott Plesha

Mark Sirgo

Thomas Smith

James Vollins

William Watson

Broadfin Healthcare Master Fund, Ltd.

Exhibit C

Form of Chief Financial Officer Certificate

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER AND TREASURER OF BIODELIVERY SCIENCES INTERNATIONAL, INC.

Reference is made to the Underwriting Agreement, dated April [ ● ], 2019 (the “Underwriting Agreement”), among BioDelivery Sciences International, Inc., Broadfin Capital, LLC, and Cantor Fitzgerald & Co. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”). Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

The undersigned, Mary Theresa Coelho, Chief Financial Officer and Treasurer of the Company, in connection with the issuance and sale by the Company of the Shares pursuant to (i) the Registration Statement, (ii) the Time of Sale Prospectus, (iii) the Prospectus and (iv) the Underwriting Agreement, hereby certifies, in her capacity as Chief Financial Officer and Treasurer, that:

1.

I am the duly elected, qualified and acting Chief Financial Officer and Treasurer of the Company and am providing this certificate to the Underwriters based on my examination of the Company’s financial records and schedules.

2.	I have read the Registration Statement, the Time of Sale Prospectus and the Prospectus.

3.

I have supervised the compilation of and reviewed the circled information contained on certain pages of the Registration Statement, the Time of Sale Prospectus and the Prospectus attached hereto as Exhibit A.

4.	The circled information in Exhibit A hereto is correct, complete and accurate in all material respects.

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Shares covered by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate on behalf of the Company as of the date first written above.

Very truly yours,

BioDelivery Sciences International, Inc.

By:
Name: Mary Theresa Coelho
Title: Chief Financial Officer and
Treasurer